Exhibit 10.37

AGREEMENT FOR CANCELLATION

OF

SECURED CONVERTIBLE DEBENTURE

This Agreement for Cancellation of Secured Convertible Debenture (the “Agreement”) is entered into as August 20, 2013, by and among IceWEB, Inc. (the “Company”) and Sand Hill Finance, LLC (“SHF”).

RECITALS

Company issued SHF a Secured Convertible Debenture (the “Debenture”) on April 15, 2013, a copy of which attached hereto as Exhibit A and incorporated herein by such reference.  Company has asked SHF to accept certain shares of stock of Company in exchange for SHF’s cancelling the Debenture and any warrants to purchase stock of Company held by SHF.  SHF has agreed to do so, on the terms of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Defined Terms.  Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Debenture.

2. Acknowledgement of Liability.  As of the date of this Agreement, Company owes SHF the principal amount of $1,642,739.32, which indebtedness is evidenced by the Debenture.  Company reaffirms all of its obligations under the Debenture.

3. Issuance of Shares.  In exchange for cancellation of the Debenture, Company shall immediately issue to SHF 37,000,000 shares of the Company’s common stock (the “Shares”).  Company represents and warrants that the Shares are duly authorized, validly issued, fully paid and non-assessable, free of any liens and encumbrances.  Company is delivering with this Agreement one or more certificates evidencing the Shares issued in the name of SHF.

4. Termination of Debenture and Warrants.  SHF shall return to Company the Debenture and any Warrants to purchase common stock of the Company held by SHF, in each case marked “Cancelled”.  Company shall have no further obligation under the Debenture or the Warrants.   Within five (5) days of the execution of this Agreement, SHF shall execute and file UCC-3 Termination Statements in all jurisdictions in which UCC-1 Financing Statements were filed in respect to the Debenture, or any prior obligation of the Company to SHF.  SHF shall deliver to the Company such UCC-3 Termination Statements and take such other actions, or refrain from taking such other actions, as the Company may request to effectuate the termination of the Financing Agreement and the release by SHF of any security interest granted by the Company to SHF thereunder or otherwise.

5. Company Representations.  The execution, delivery and performance by Company are within its corporate power, have been duly authorized, and do not contravene or constitute a default under any agreement to which Company is party or by which it is bound, require no action by or in respect of, filing with, or consent of, any governmental entity.  This Agreement constitutes a valid and binding obligation of Company, enforceable against it in accordance with its terms.

6. General Release. Company and SHF mutually relieves, releases, and discharges each other and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Debenture, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

In furtherance of this release, Company acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or expect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

1. Miscellaneous.

Severability.  In the event that any provision of this Agreement is held to be invalid or unenforceable, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect.

Choice of Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

JURY WAIVER; JUDICIAL REFERENCE. SHF AND COMPANY WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH JUDICIAL REFERENCE PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 638 ET SEQ, BEFORE A MUTUALLY ACCEPTABLE REFEREE IN SANTA CLARA COUNTY SITTING WITHOUT A JURY OR, IF THE PARTIES CANNOT AGREE ON A REFEREE, THAN ONE APPOINTED BY THE PRESIDING JUDGE OF THE CALIFORNIA SUPERIOR COURT FOR SANTA CLARA COUNTY, CALIFORNIA.  NOTHING IN THIS SECTION SHALL RESTRICT A PARTY FROM EXERCISING PRE-JUDGMENT REMEDIES OR ITS RIGHTS UNDER THE UNIFORM COMMERCIAL CODE.  SHF and Company submit to the jurisdiction of the state and Federal courts located in Santa Clara County, California.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

Integration.  This Agreement and the documents executed in connection herewith constitute the entire agreement of the parties, and supercedes any prior discussions or agreements, oral or written.  This Agreement may not be amended except by written instrument signed by both parties.  No waiver shall be effective unless in writing and signed by SHF.  Any waiver on one occasion is not a waiver on any subsequent occasion

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

SAND HILL FINANCE, LLC	ICEWEB, INC.
By: /s/ Mark Cameron	By: /s/ Mark B. Lucky
Title: Principal	Title: Chief Financial Officer